SCHEDULE 14c
                                 (RULE 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14c INFORMATION

 INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934



Check the appropriate box:

[X] Preliminary Information Statement

[_] Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[_] Definitive Information Statement

                        GENUTEC BUSINESS SOLUTIONS, INC.
                  -------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    (1) Title of each class of securities to which transaction applies: N/A

    (2) Aggregate number of securities to which transaction applies: N/A

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

    (4) Proposed maximum aggregate value of transaction: N/A

    (5) Total fee paid: N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: N/A

    (2) Form, Schedule or Registration Statement No.: N/A

    (3) Filing Party: N/A

    (4) Date Filed: N/A

                        GENUTEC BUSINESS SOLUTIONS, INC.

                          28202 Cabot Road, Suite 650

                            Laguna Niguel, CA 92677



                             INFORMATION STATEMENT

                       WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

TO ALL STOCKHOLDERS:

       This Information Statement is first being mailed on or about December [__], 2007 to the holders of record (the "STOCKHOLDERS") of the Class A voting common stock, par value $.0001 per share ("COMMON STOCK"), Series C Convertible Preferred Stock, par value $.0001 per share ("SERIES C PREFERRED STOCK") and Series D Convertible Preferred Stock, par value $.0001 per share ("SERIES D PREFERRED STOCK", together with Series C Preferred Stock, the "PREFERRED STOCK"), of GenuTec Business Solutions, Inc. ("WE", "US" or the "COMPANY") as of the close of business on December [__], 2007.

       This Information Statement relates to a proposal by the Board of Directors of the Company (the "BOARD") to the Stockholders to approve an amendment (the "AMENDMENT") to the Company's Amended and Restated Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") to implement a 1-for-1000 combination and reclassification of the outstanding shares of Common Stock (the "REVERSE STOCK SPLIT").

       The Board has unanimously recommended that the Stockholders approve the Reverse Stock Split and the Amendment (collectively, the "PROPOSAL"). On December [__], 2007, the Company obtained Stockholder approval of the Proposal by the written consent of the holders of a majority of the Common Stock and Preferred Stock, voting as a single class, and the holders of a majority of the Series C Preferred Stock and the Series D Preferred Stock, each voting as a separate class. No further vote or consent of any other Stockholder of the Company is necessary to approve and adopt the Proposal. Accordingly, the Company is not soliciting any Stockholder votes or consents by this Information Statement. The Company may take corporate action in accordance with the Stockholder approval not less than 20 days after this Information Statement is first mailed to the Stockholders.

       This Information Statement is being furnished to you to provide you with material information concerning the Proposal, in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Regulation 14C. This Information Statement also constitutes notice to the Stockholders under Delaware law of the approval of the Proposal by less than unanimous written consent of the Stockholders.

       Only one Information Statement is being delivered to two or more security holders who share an address unless the Company has received contrary instruction from one or more of the security holders. The Company will promptly deliver upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company, by calling us at 800-519-2085 or writing to us at 28202 Cabot Road, Suite 650, Laguna Niguel, CA 92677.

Date: December [__], 2007

                                        Roy M. Cox, Jr.,
                                        President and Chief Executive Officer

                             INFORMATION STATEMENT
                             ---------------------

INTRODUCTION

       The Board of Directors (the "BOARD") of GenuTec Business Solutions, Inc. ("WE", "US" or the "COMPANY") has unanimously adopted an amendment (the "AMENDMENT") to the Company's Amended and Restated Certificate of Incorporation
(the "CERTIFICATE OF INCORPORATION").   A copy of the Amendment is attached
hereto as EXHIBIT B.

       The Amendment will implement a 1-for-1000 combination and reclassification of the outstanding shares of the Company's Class A voting common stock, par value $.0001 per share (such stock, the "COMMON STOCK", and such combination and reclassification, the "REVERSE STOCK SPLIT").

       Section 242 of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation to amend its certificate of incorporation if the amendment is approved by the holders of a majority of the voting power of the outstanding capital stock of the corporation entitled to vote on the amendment. In addition, the Certificate of Incorporation requires any amendment to the Certificate of Incorporation to be adopted by the holders of (a) a majority of the Company's Series C Convertible Preferred Stock, par value $.0001 per share (the "SERIES C PREFERRED STOCK") and (b) a majority of the Company's Series D Convertible Preferred Stock, par value $.0001 per share (the "SERIES D PREFERRED STOCK", together with the Series C Preferred Stock, the ("PREFERRED STOCK")).

       On November 6, 2007, the Company entered into a Second Restructuring Agreement and Amendment No. 6 to Note Purchase Agreement (the "SECOND RESTRUCTURING AGREEMENT"), with Technology Investment Capital Corp., a Maryland corporation ("TICC") and SeaView Mezzanine Fund L.P. ("SEAVIEW"). Pursuant to the Second Restructuring Agreement, (a) TICC agreed to the exchange of $13,500,000 of the principal amount of senior secured notes and $1,739,437 of unpaid interest under the Company's existing Note Purchase Agreement, dated as of September 16, 2005, as amended (the "NOTE PURCHASE AGREEMENT") for 152,394 shares of Series C Preferred Stock, and (b) SeaView agreed to exchange 51,508 shares of its Series B Convertible Preferred Stock of the Company, par value $.0001 per share for 51,508 shares of Series D Preferred Stock (collectively, the "SHARE EXCHANGES"). As a result of the Share Exchanges, TICC may be deemed the beneficial owner of 304,788,000 shares of Common Stock, which would represent approximately 69.06% of the outstanding Common Stock on an as-converted, fully-diluted basis, and SeaView may be deemed the beneficial owner of 103,016,000 shares of Common Stock, which would represent approximately 23.34% of the outstanding Common Stock on an as-converted, fully-diluted basis.

       On December [__], 2007, SeaView and TICC adopted and approved the Reverse Stock Split and the Amendment by written consent (a copy of which is attached
hereto as EXHIBIT A).   Accordingly, the Company is not soliciting any
Stockholder votes or consents by this Information Statement.

       The Reverse Stock Split will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware, which we anticipate will be done approximately 20 days after this Information Statement is first mailed to the Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NO DISSENTERS' RIGHTS OF APPRAISAL

       Under Delaware law, the Stockholders are not entitled to dissenter's rights in connection with the Reverse Stock Split or the Amendment.

PURPOSES OF THE REVERSE STOCK SPLIT

       Pursuant to the Second Restructuring Agreement, the Company is obligated to effectuate the Reverse Stock Split. Pursuant to the Note Purchase Agreement and the other contractual obligations between the Company and SeaView, the Company is also obligated to increase the number of its authorized but unissued shares of Common Stock in order to provide for the conversion of issued and outstanding options, warrants, and other convertible securities of the Company.

       The Reverse Stock Split will reduce the number of outstanding shares of the Company's Common Stock, which the Board believes will enable the Company to convert into Common Stock all the currently issued and outstanding options, warrants, and other convertible securities of the Company.

       In addition, the Board believes the Reverse Stock Split, by reducing the number of outstanding shares of the Company's Common Stock, will increase the marketability of investments in capital stock of the Company to potential new investors, and reduce the Company's printing, mailing and other costs of communicating with its stockholders.

EFFECTS OF THE REVERSE STOCK SPLIT

ACCOUNTING MATTERS

       On the effective date of the Amendment, the net loss per share and net book value of the Common Stock will be increased because there will be fewer shares of Common Stock outstanding.

REPORTING REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT

       The Company is subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). This transaction will not be a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the Common Stock or the Company's reporting or other requirements under the Exchange Act.

EFFECT ON AUTHORIZED AND OUTSTANDING SHARES

       The rights and preferences of the shares of the Common Stock prior and subsequent to the Reverse Stock Split will remain the same. It is not anticipated that the financial condition of the Company, the percentages of ownership of Common Stock by management or SeaView, or the Company's business would change materially as a result of the Reverse Stock Split. The Reverse Stock Split will, however, result in the decrease in the number of Stockholders to less than 500 (but more than 300) and result in an increase in the available number of authorized but unissued shares of Common Stock.

       The Reverse Stock Split will be implemented simultaneously for all of the Common Stock and the conversion ratio will be the same for all such stock. The Reverse Stock Split will affect all Stockholders uniformly and will not affect any Stockholder's percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in certain Stockholders owning fractional shares. See "FRACTIONAL SHARES" below. Common Stock outstanding after the Reverse Stock Split will remain fully paid and non-assessable.

       The number of shares of Preferred Stock will not change with the Reverse Stock Split. However, as a result of the Reverse Stock Split, the number of shares of Common Stock into which each share of Preferred Stock will be convertible will be adjusted proportionally pursuant to the terms of the Certificate of Incorporation.

       As a result of the Reverse Stock Split, all outstanding rights to acquire the Company's Common Stock, including outstanding Preferred Stock, options, warrants and other convertible securities, will be adjusted to reflect the Reverse Stock Split.

       The table below depicts the estimated effects of the Reverse Stock Split on the number of shares of Common Stock outstanding and the number of authorized but unissued shares of Common Stock available for future issuance.


                                         COMMON           AUTHORIZED BUT
                                          STOCK           UNISSUED SHARES
                                       OUTSTANDING(1)     OF COMMON STOCK(2)

Before the Reverse Stock Split           25,674,921         74,325,068

After the Reverse Stock Split            25,307             99,974,693

(1) As of November 30, 2007.

(2) Excludes (i) 152,394 shares of Series C Preferred Stock, presently convertible into 304,788,000 shares of Common Stock and 51,508 shares of Series B Preferred Stock, presently convertible into 103,016,000 shares of Common Stock, (ii) warrants to acquire 1,758,993 shares of Common Stock at a weighted average exercise price of $1.69 per share, all of which are presently exercisable, (iii) options to purchase 6,117,719 shares of Common Stock with a weighted average exercise price of $1.27 per share, all of which are presently exercisable, (iv) a number of shares of Common Stock equal to up to 20% of the Common Stock outstanding on a fully diluted basis under a new stock-based employee benefit plan to be adopted, (v) any shares of Common Stock that the Company may be required to issue under the terms of the merger agreement entered into by the Company in connection with the acquisition of Smart Development Corp. ("SMART"), if the value of the shares of Common Stock issued to the former stockholders of Smart are less than $7 million as of 12 months from the later to occur of the date the Company consummates an initial public offering, or the date that the Company become a reporting company under the Exchange Act and has the Common Stock approved for listing on a national securities exchange.

EXCHANGE OF STOCK CERTIFICATES

       Enclosed with the mailing of this Information Statement is a letter of transmittal that contains instructions for the surrender of certificates representing the shares of Common Stock. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the holder's shares of Common Stock, the holder of record will be entitled to receive (1) a certificate representing the number of new shares of Common Stock into which such holder's existing shares of Common Stock have been reclassified as a result of the Reverse Stock Split, and (2) a cash payment in lieu of any fractional shares that would otherwise result from the Reverse Stock Split. See "FRACTIONAL SHARES" below.

       No new certificate and no cash payment in lieu of fractional shares will be issued to a holder of record until such holder has surrendered all outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing existing shares of Common Stock will be deemed for all corporate purposes after the effective date to evidence ownership of new shares of Common Stock in the appropriately reduced number. No fees or other commissions will be charged to Stockholders to effect the exchange of existing shares of Common Stock for new shares of Common Stock.

FRACTIONAL SHARES

       As a result of the Reverse Stock Split, the reclassification of a Stockholder's existing shares of Common Stock into new shares of Common Stock as described above may result in the creation of fractional shares of Common Stock. For instance, a Stockholder who owns 1500 shares of Common Stock would be entitled to receive after the effective date of the Reverse Stock Split one and one-half shares of Common Stock. The one-half share is a fractional share.

       No certificates will be issued for fractional shares of Common Stock that result from the Reverse Stock Split. Any Stockholder who would otherwise receive a fractional share of Common Stock after the Reverse Stock Split will be entitled to a cash payment in lieu of the fractional share of Common Stock. In order to receive the cash payment, a Stockholder must surrender its certificates representing shares of Common Stock to the Company's transfer agent, who will then issue a new certificate representing the whole number of shares of Common Stock to which the holder is entitled as a result of the Reverse Stock Split, plus a cash payment in place of any fractional share of Common Stock resulting from the Reverse Stock Split. The cash payment will be equal to the number of shares of Common Stock converted into such fractional share as a result of the Reverse Stock Split, multiplied by $0.05, which is the fair market value of each share of Common Stock (prior to the Reverse Stock Split), as determined by the

Board. The entitlement to a fractional share will not give the holder any voting, dividend or other rights, except the right to receive payment as described above.

       The Board has determined, based on the financial statements of the Company and the recent transactions of the Company and its stockholders, that the fair market value of each share of Common Stock as of December [__], 2007, is equal to $0.05 per share.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

       The following discussion is a general summary of certain U.S. federal income tax consequences that may be relevant to Stockholders of existing shares of Common Stock as a result of the Reverse Stock Split. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. The Company has not sought any ruling from the Internal Revenue Service ("IRS") or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will not challenge such statements and conclusions or that a court would not sustain such challenge. This summary does not address tax consequences arising under the laws of any foreign, state or local jurisdiction and does not address U.S. federal tax consequences other than income taxation. In addition, this summary does not address all tax consequences that may be applicable to a Stockholder's particular circumstances or to a Stockholder that may be subject to special tax rules, including, without limitation: banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident foreign individuals, broker-dealers and tax exempt entities. This summary also assumes that the existing shares of Common Stock were, and the new shares of Common Stock will be, held as "capital assets" within the meaning of Section 1221 of the Code (i.e., generally, property held for investment).

       THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION, OR UNDER ANY APPLICABLE TAX TREATY.

     o No gain or loss should be recognized by a Stockholder on the surrender of their existing shares of Common Stock or upon receipt of a certificate representing the new number of shares of Common Stock (except to the extent of any cash received in lieu of a fractional share);

     o A Stockholder that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the Stockholder's basis in the fractional shares of Common Stock surrendered as a result of the Reverse Stock Split. Such capital gain or loss should be long term capital gain or loss if the Stockholder's holding period for the surrendered Common Stock exceeds one year at the time of the Reverse Stock Split;

     o A Stockholder's aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of Common Stock exchanged therefor (excluding any portion of such basis that is allocated to any fractional shares of Common Stock);

     o A Stockholder's holding period in the shares of Common Stock received pursuant to the Reverse Stock Split should include the holding period in the shares of Common Stock surrendered as a result of the Reverse Stock Split; and

     o The conversion of the existing shares of Common Stock into the new shares of Common Stock pursuant to the Reverse Stock Split should produce no gain or loss to the Company.

POTENTIAL RISKS OF THE REVERSE STOCK SPLIT

THE REVERSE STOCK SPLIT WILL ALLOW THE COMPANY TO ISSUE ADDITIONAL SHARES OF COMMON STOCK OR OTHER SECURITIES CONVERTIBLE INTO COMMON STOCK, WHICH MAY DILUTE THE STOCKHOLDERS' CURRENT OWNERSHIP IN THE COMPANY.

       Pursuant to the Preferred Stock Purchase Agreement, dated February 27, 2006, between the Company and SeaView, the Company intends to issue to each holder of its Common Stock a warrant for a term of ten (10) years and exercisable after the first anniversary of the date of issuance thereof to acquire a number of additional shares of Common Stock equal to 50% of the number of shares of Common Stock held by such holder, with an exercise price equal to $0.15, as adjusted to take into account the effects of the Reverse Stock Split (such issuance, the "RIGHTS DIVIDEND"). Other than the Rights Dividend, the Company has no present plans, proposals or arrangements regarding the potential issuance of the additional number of authorized but unissued shares of Common Stock that will result from the Reverse Stock Split. However, the Company has made and may continue to make from time to time private issuances of Common Stock (or securities convertible into Common Stock) pursuant to exemptions from registration under the Securities Act of 1933, as amended. The Company also intends to adopt in the future stock-based employee incentive plans that would provide for the issuance of additional shares of Common Stock. The issuance in the future of such securities may have the effect of diluting the stock ownership and voting rights of the currently outstanding shares of Common Stock.

THE REVERSE STOCK SPLIT WILL RESULT IN A RELATIVE INCREASE IN THE NUMBER OF AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK AND MAY BE CONSTRUED AS HAVING AN ANTI-TAKEOVER EFFECT.

       The Reverse Stock Split will result in an increased number of authorized but unissued shares of Common Stock, which may be construed as having an anti-takeover effect, although neither the Board nor the management views this proposal in that perspective. However, the Board, subject to its fiduciary duties and applicable law, could use this increased number of authorized but unissued shares of Common Stock to frustrate persons seeking to take over or otherwise gain control of us by, for example, privately placing shares of Common Stock with purchasers who might side with the Board in opposing a hostile takeover bid, even if that bid were favored by a substantial number or even a majority of the Stockholders and/or were to involve a premium over the market price at that time.

FURNISHING INFORMATION

       This Information Statement is being furnished to the Stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

       The Reverse Stock Split and the Amendment require the approval of a majority of the Stockholders, voting together as a single class, and the approval of a majority of the holders of the Series C Preferred Stock and a majority of the holders of the Series D Preferred Stock, each voting as a separate class. Each holder of Common Stock is entitled to one (1) vote for each share held, and each holder of the Series C Preferred Stock is entitled to 2,000 votes for each share of Series C Preferred Stock held, and each holder of Series D Preferred Stock is entitled to 2,000 votes for each share of Series D Preferred Stock held. The record date for the purpose of determining the number of shares of Common Stock and Preferred Stock outstanding and for determining the Stockholders entitled to vote, is the close of business of November [__], 2007 (the "RECORD DATE"). As of the Record Date, the Company had (a) 25,674,932 shares of Common Stock issued and outstanding, (b) 152,394 shares of Series C Preferred stock issued and outstanding, and (c) 51,508 shares of Series D Preferred Stock issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       On November 6, 2007, pursuant to the Second Restructuring Agreement, TICC agreed to the exchange of $13,500,000 of the principal amount of senior secured notes and $1,739,437 of unpaid interest under the Company's Note Purchase Agreement for 152,394 shares of Series C Preferred Stock, and SeaView agreed to exchange 51,508 shares of its Series B Convertible Preferred Stock of the Company, par value $.0001 per share for 51,508 shares of Series D Preferred Stock. As a result, TICC may be deemed the beneficial owner of 304,788,000 shares of Common Stock, which would represent approximately 69.06% of the outstanding Common Stock on an as-converted, fully-diluted basis, and SeaView may be deemed the beneficial owner of 103,016,000 shares of Common Stock, which would represent approximately 23.34% of the outstanding Common Stock on an as-converted, fully-diluted basis.

COMMON STOCK

       The following table sets forth as of the Record Date, the shares of Common Stock known by us to be beneficially owned by (a) each beneficial owner of 5% or more of the Common Stock, (b) all directors and officers individually and (c) all directors and officers as a group. Each person named below has sole voting and investment power with respect to the shares shown unless otherwise indicated.

Name and Address of Beneficial Owner                  Amount of Beneficial   Percentage of Class
------------------------------------                  --------------------   -------------------
                                                           Ownership
                                                           ---------

Roy Cox (director and officer)                           421,832 shares             0.10%

Stephen Gomes (officer)                                 1,313,114 shares            0.30%

Scott W. Hartman (director)                            103,016,000 shares*         23.34%

David S. Montoya (director)                            103,016,000 shares*         23.34%

SeaView Mezzanine Fund L.P.                            103,016,000 shares**        23.34%
509 Madison Ave.
New York, NY 10022

Christian Simonsen (officer)                            100,000 shares              0.02%

Technology Investment Capital Corp.                   304,788,000 shares***        69.06%
8 Sound Shore Drive, Suite 255
Greenwich, CT 06830

All directors and officers as a group ((7) persons)   107,050,853 shares           23.76%

*Deemed beneficially owned under applicable regulations by virtue of Mr. Hartman's and Mr. Montoya's positions as managing members of SeaView GP, LLC, the general partner of SeaView Mezzanine Fund L.P.

** Based on the ownership of 51,508 shares of Series D Preferred Stock.

***Based on the ownership of 152,394 shares of Series C Preferred Stock.

SERIES C PREFERRED STOCK

     The following table sets forth as of the Record Date, shares of Series C Preferred Stock known by us to be beneficially owned by (a) each beneficial owner of 5% or more of the Series C Preferred Stock, (b) all directors and officers individually and (c) all directors and officers as a group. Each person named below has sole voting and investment power with respect to the shares shown unless otherwise indicated.

Name and Address of Beneficial Owner                  Amount of Beneficial   Percentage of Class
------------------------------------                  --------------------   -------------------
                                                          Ownership
                                                          ---------
Technology Investment Capital Corp.                    152,394 shares              100%
8 Sound Shore Drive, Suite 255
Greenwich, CT 06830


SERIES D PREFERRED STOCK

       The following table sets forth as of the Record Date, shares of Series D Preferred Stock known by us to be beneficially owned by (a) each beneficial owner of 5% or more of the Series D Preferred Stock, (b) all directors and officers individually and (c) all directors and officers as a group. Each person named below has sole voting and investment power with respect to the shares shown unless otherwise indicated.

Name and Address of Beneficial Owner                  Amount of Beneficial     Percentage of Class
------------------------------------                  --------------------     -------------------
                                                          Ownership
                                                          ---------
SeaView Mezzanine Fund L.P.                             51,508 shares                100%
509 Madison Ave.
New York, NY 10022

Scott W. Hartman (director)                            51,508 shares*                100%

David S. Montoya (director)                            51,508 shares*                100%

All directors and officers as a group (7) persons)     51,508 shares*                100%

*Deemed beneficially owned under applicable regulations by virtue of Mr. Hartman's and Mr. Montoya's positions as managing members of SeaView GP, LLC, the general partner of SeaView Mezzanine Fund L.P.

INTERESTS OF CERTAIN PERSONS IN FAVOR OF OR IN OPPOSITION OF THE PROPOSAL

       No officers or directors will receive any direct or indirect benefit from approval of the Amendment.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                                                       EXHIBIT A

                           ACTION BY WRITTEN CONSENT

                              OF THE STOCKHOLDERS

                        GENUTEC BUSINESS SOLUTIONS, INC.

                        DATED AS OF DECEMBER [__], 2007


The undersigned, being the holders (the "STOCKHOLDERS") of (a) all of the issued and outstanding Series C Convertible Preferred Stock of the Corporation, par value $.0001 per share (the "SERIES C PREFERRED STOCK") and (b) all of the issued and outstanding Series D Convertible Preferred Stock of the Corporation, par value $.0001 per share (the "SERIES D PREFERRED STOCK"), pursuant to the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware (the "DGCL"), hereby consent in writing to the approval and adoption of the following actions, without the necessity of a meeting being held, and direct that this written consent be filed with the minutes of the proceedings of the Corporation:

       WHEREAS, the Board of Directors of the Corporation (the "BOARD") has deemed it advisable and in the best interests of the Corporation to amend the Corporation's Amended and Restated Certificate of Incorporation substantially as set forth in EXHIBIT A hereto (such amendment, the "CERTIFICATE OF AMENDMENT") to effect a 1-for-1000 combination and reclassification (the "REVERSE STOCK SPLIT") of the outstanding shares of Common Stock;

       NOW, THEREFORE, BE IT RESOLVED, that the Stockholders hereby approve and authorize the Reverse Stock Split and the Certificate of Amendment (with such modifications as the officers of the Corporation, or any of them, may deem necessary or appropriate), the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, and any and all other actions by the officers, directors and agents of the Corporation necessary to adopt and make the Certificate of Amendment effective;

       RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed to execute and file with the U.S. Securities & Exchange Commission an information statement on Schedule 14C, substantially in the form attached hereto as EXHIBIT B, with such modifications as such officers, or any of them, may deem necessary or appropriate;

       RESOLVED, FURTHER, that upon the filing of the Certificate of Amendment and the effectiveness of the Reverse Stock Split every one thousand (1000) shares of Common Stock held by any stockholder shall be reclassified and combined into one (1) outstanding share of Common Stock;

       RESOLVED FURTHER, that no fractional shares shall be created by the Reverse Stock Split, and that, in accordance with Section 155 of the DGCL, the Corporation shall arrange to pay in cash an amount equal to the fair value of such fractional shares, as determined by the Board, to those otherwise entitled thereto, in accordance with the Certificate of Amendment;

       RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed to make all arrangements, to pay all such fees and expenses, to do and perform all such acts and things and to execute and deliver or file, in the name and on behalf of the Corporation, all such instruments, reports, notices, consents, waivers, certificates and other documents, as they may deem necessary or appropriate to effectuate the foregoing resolutions or otherwise in connection with the transactions described in or contemplated herein (such determination to be conclusively, but not exclusively, evidenced by the taking of such actions or by the execution of such instruments, reports and documents); and

       RESOLVED FURTHER, that any action taken by any director, officer, employee or agent of the Corporation on or prior to the date hereof in furtherance of any of the foregoing matters be, and each such action hereby is, approved, ratified and confirmed in all respects as the action and deed of the Corporation.

       IN WITNESS WHEREOF, the undersigned have executed this written consent of the stockholders of the Corporation.

                                 SEAVIEW MEZZANINE FUND L.P.



                                 By:  SeaView GP, LLC, its General Partner:



                                 By:______________________________________
                                 Name:  David Montoya
                                 Title: Member



                                 TECHNOLOGY INVESTMENT CAPITAL CORP.





                                 By:______________________________________
                                 Name:  Saul B. Rosenthal
                                 Title: President

                                                                   EXHIBIT B

                            CERTIFICATE OF AMENDMENT

                                       TO

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        GENUTEC BUSINESS SOLUTIONS, INC.



                                [_______], 2007

GenuTec Business Solutions, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

1. This Amendment (this "AMENDMENT") to the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

2. This Amendment amends Clause FOURTH, Subclause (D), by deleting such Subclause (D) in its entirety and substituting therefor a new Subclause (D) to read in its entirety as follows:

"(D) REVERSE STOCK SPLIT. Upon the filing and effectiveness (the "EFFECTIVE TIME") of the Corporation's amendment to the Amended and Restated Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION"), approved by the stockholders of the Corporation on or about December [__], 2007, each one thousand
(1000) shares of the Common Stock (the "OLD COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (the "NEW COMMON STOCK"), without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification and combination. Stockholders who, immediately prior to the Effective Time, own a number of shares of Old Common Stock which is not evenly divisible by one thousand (1000) shall, with respect to such fractional shares, be entitled to receive from the Corporation cash in an amount equal to $0.05 per share of Old Common Stock. Each certificate that heretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and combined; PROVIDED, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination."

3. This Amendment amends (a) each reference in the Amended and Restated Certificate of Incorporation to "Articles of Incorporation" to refer to "Certificate of Incorporation", and (b) the reference to "$.01" in the definition of "Common Stock" in Clause FOURTH, Subclause (G), Section 1 to "$.0001".

4. This Amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

       IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation.

                                 GENUTEC BUSINESS SOLUTIONS, INC.:



                                 By: ____________________________________
                                 Name:  Roy M. Cox, Jr.
                                 Title: President